President and CEO of Neuromama, Ltd. responding to SEC's temporary suspension of trading of shares NeuroMama, Ltd. (OTC: NERO) common stock.

NeuroMama, Ltd. (OTC: NERO) - 8/17/2016 Rosarito Beach, Mexico. President and CEO of Neuromama, Ltd. Mr. Igor Weselovsky responding to SEC's temporary suspension of trading of NeuroMama, Ltd. shares of common stock by accepting responsibility for missing SEC filing deadlines of Neuromama current financial statements.

Igor Weselvsky said, "On 8/15/2016 Securities and Exchange Commision temporary suspended trading in Neuromama stock to investigate if Neuromama has violated any SEC rules.

"At this point the company is preparing an official request to SEC clarifying issues that are known to the company, as well as THE REQUEST NOT TO RESUME trading in NERO stock on August 26, and to continue the suspension up and until Neuromama will file all delinquent financial statements, and Neuromama will prove to SEC that Neuromama didn't violated any SEC laws and SEC Rules."

"I believe that SEC's temporary suspension of NERO is the appropriate response by SEC after receiving letters that they possibly had received recently from short-seller/s.

Mr. Weselovsky continues, "See short-seller articles for September 2014 where Quan Technology Fund has claimed that they shorted NERO at $6.90, and in March of 2016, where Edward Schneider of Quan Technology Fund claimed that they shorted NERO at $14.39.

seekingalpha.com/article/2462305-5-new-extremely-overvalued-shorts

seekingalpha.com/article/3946936-quan-portfolio-actions-long-short

This short-seller article says, that they been asking SEC to suspend NERO."

In his online letter Edward Schneider wrote, "The SEC, however, has done nothing, despite three written complaints submitted to the SEC by Quan over the last 12 months. At a minimum, the SEC should delist NERO shares."

Continues Mr. Weselovsky, "Neuromama is doing the best it can to make sure that Neuromama will succeed in its core business, such the search engine based on neural technology, and Vica.Life as the Social Network with Communication Infrastructure.

"I believe that that short selling could have very positive effects on the future price of the stock, and stock liquidity. I hope that more short-selling will occur in Neuromama stock. However, I believe it was very inappropriate and unprofessional for Edward Schneider, without doing his Due Diligence on Neuromama to form an opinion, and even worse to be writing letters to SEC asking to suspend the stock from trading. He should have contacted me, and I would be happy to provide him with all information that is not available due to delayed audited financial statements.

"Unfortunately making money is the most important thing in Schneider's life ...

" I can't say that everything that happens in life is for good, however as the result of SEC suspending NERO stock from trading many very positive developments will occur short and long term. And this developments will benefit Neuromama, Neuromama staff and everyone else providing Neuromama with products and services, as well as Neuromama's shareholders.

Creating good products is very difficult ... however making this products popular ... is much more difficult.

Therefore, we believe that Neuromama has the responsibility to its shareholders to diversify into other projects and business ventures, thanks to which NeuroMama should become an asset based company.

1

Asset based companies provide long term shareholders with security. As an asset based company Neuromama long term shareholders will benefit from Neuromama becoming down the road maybe the stock market Asset Play, or the Takeover Target, or the Restructuring and Reorganization Candidate, or the Spin-off, or the Management Buyout, or the Merger Candidate.

In the last few days Neuromama has been confronted with the fact that its NERO shares of common stock trading on OTC market was going up in price. This increase has surprised Neuromama, as well as provoked attention in professional and financial areas, as well as the media in Russia, US, Europe and Japan."

"There must be some discrepancy on when Neuromama moved to Mexico", said Mr. Weselovsky. "Effective May 2, 2014, NeuroMama, Ltd. (OTC: NERO) moved its headquarters from Novosibirsk, Russia to Rosarito Beach, Mexico."

"Neuromama is not able to control incorrect, or incomplete information found on various websites on Internet, which is being spread by the media, the same way as other companies can't control results of the https://neuromama.com search engine.

If it was a perfect world, Neuromama would be expecting from the media constructive criticism, and active participation in identifying errors, which company has made in the process of development of its search engine and other products. In the process of research, design, development and implementation a lot of mistakes has been made, and until our products will be actively used the company has the goal to identify and correct these mistakes.

Unfortunately, public is interested in sensations, catastrophes, crimes, mafias etc. Public is not interested to read about businesses, which don't have "extremely bad", or "extraordinary good" developments. Public don't have any interest to regular news. Regular news has interest of only professionals in the industry.

We are not angry at the reporters and journalists who are writing all this negative information about Neuromama ... because we understand that they have very difficult job in finding and writing about issues that has an interest of a lot of people.

The type of articles which has been recently written about Neuromama are necessary to keep interest of the public to the media. Without this type of articles public will stop reading newspapers and magazines, watch TV, and listen to the radio. Without this type of articles media companies will not be able to sell advertising and prosper in business.

Regardless, of what media writes about Neuromama, Media is very important to Neuromama as well. Without media Neuromama would never have an opportunity to clear up those issues surrounding now Neuromama."

Mr. Weselovsky continued, "We do also understand that reporters and journalists may not receive the authorization from their superiors to spend media company's resources to be writing about those issues that Neuromama would like to clarify, because nobody will care to read about this ordinary information."

1. The reason for Neuromama to move from Russia to Mexico was in the best interest for Neuromama shareholders, and Neuromama business, because shares of Neuromama stock trading in US stock market, and it was politically incorrect for Neuromama to remain in Russia due to known to everyone issues involving Russia, and Ukraine.

2. We believe that the reason former auditors had resigned as Neuromama auditors, because it was politically incorrect for US auditing company to do an audit for the company based in Russia.

3. At this point an accounting firm MaloneBailey, LLP. is working on Neuromama audit. We believe that in the next 1.5-2 month audit will be completed and filed with SEC.

4. Although, Neuromama don't have current financial statements filed with SEC, information about Neuromama is available on investor.neuromama.com/

2

5. Another bad reaction for Neuromama being located in Russia, the project EURASIA Hotel Casino Resort in Las Vegas had to be moved to Mexico. Now this project at the design stage in Baja California.

6. Neuromama never has made any claims that it has filed for NASDAQ listing, however once the audit will be completed Neuromama has all the intentions to upgrade its listing to NASDAQ.

7. Neuromama has nothing to do with price of Neuromama shares on the stock market. Market price is based on demand and supply of NERO shares.

8. We think that due to the following reasons NERO stock has gone up to $56.25:

    (I) Information Technology is the fastest growing industry, and soon will reach trillion dollars. Apriciation of NERO shares is the reflection that Neuromama is in the same business in this industry as Google and Facebook.

    (II) neuromama.com - is the first in the world search engine based on neural technology. The search engine has the ability to learn from users, and due to this ability over the period of time the quality of the search results will be improved. The algorithms that are used in all other search engines are to benefit large companies that are buying the most advertising on these search engines.

   (III) Upon implementation of the Hotel Casino Resorts project in Mexico, the Victoria Nautica Escallera - Victoria's Nautical Steps, Neuromama's balance sheet will be enhanced with assets, such as the oceanfront property next to the Pacific Ocean and Sea of Cortez.

   (IV) In addition to real estate, company planning to create TV programs in these Hotel Casino Resorts, and use it as the traffic generating mechanism. Some tourists will be spectators, and some participants. This TV programming - Entertainment Assets will be owned by Neuromama, and this Library of Entertainment Assets will increase shareholder value.

  (V) Neuromama has disclosed on the bottom of every investors page that Vladislav Zubkis aka. Steven Schwartzbard has been providing services to the company as the adviser, as well as in the area of general design and marketing strategy. Click on the link on the bottom of investor.neuromama.com titled, "IMPORTANT DISCLOSURE"

"Investing in NeuroMama, Ltd. (OTC: NERO) carries a high level of risk, and may not be suitable for all investors. The high degree of risk and reward can work against you as well as for you. Before deciding to invest in NERO you should carefully consider your investment objectives, level of experience, and risk appetite. The possibility exists that you could sustain a loss of some or all of your initial investment and therefore you should not invest money that you cannot afford to lose. You should be aware of all the risks associated with investing in fast growth companies, and seek advice from an independent financial adviser if you have any doubts. ( Important Disclosure )

investor.neuromama.com/uploads/2/4/6/9/24695823/important-disclosure-.pdf

For additional Risk Disclosures: yahoo.brand.edgar-online.com/displayfilinginfo.aspx?FilingID=9392078-1063-164799&type=sect&TabIndex=2&companyid=879710&ppu=%252fdefault.aspx%253fcik%253d1542918

All Rights Reserved  © 2014 NeuroMama

Mr. Zubkis aka Mr. Schawrtzbard responding to SEC's temporary suspension of trading of NeuroMama, Ltd. shares of common stock  while vigorously attacking professional short sellers and pay-for-play OTC stock pundits seeking to damage NERO's market value, executives, directors and shareholders by maliciously misquoting, misinterpreting and generally twisting the SEC's action to further their own legally questionable ends.

3

"The most important point, the single most important point, I want to make is that we have no quarrel whatsoever with the SEC over the ten-day sanction it has ordered against us," NeuroMama LTD Advisory Board Chairman Mr. Zubkis said. "Though NeuroMama is frequently misrepresented by fringe publications in the financial space as being an offshore company, that is completely untrue. Neuromama is an American company incorporated in the state of Nevada.

"That said, we are – and are very proud to be -- a truly global enterprise," Zubkis continued. "The international scope of our operations is a crucial element in all of our hopes, dreams, visions, goals and, most of all, business plans. The flip side is that globetrotting puts a tremendous financial and logistical strain on the limited resources of startup public companies."

Zubkis noted that before moving its main office to Mexico to concentrate on the company's initiatives in the hospitality and live entertainment industry, NeuroMama had spent several years headquartered in Russia to maintain "executive boots on the ground" supervision of programmers writing the code for its ground-breaking neural-technology powered internet applications.

"Business-wise the company did what it had to do in moving our headquarters several times," Zubkis said. "This company has, in my opinion, recruited an incredibly able and experienced core of top executives for each of its divisions. Top management has gone for class not mass in hiring and that, ultimately, is virtually always the right decision for any company. But it does mean that the organizational chart can be printed in less space than the menu at Domino's. NeuroMama doesn't have hot and cold running executives to fly here, there and everywhere when problems pop up. Instead it puts its top people where they are most needed and, once the issues there are ironed out, moves them to the next 'hot spot.' "

According to Zubkis, this mobile modus operandi has proven to be a marvelous management tool but a record-keeping train wreck.

"We were right at the end, of a full SEC-compliant audit in 2014 when we were told by our accountants that they are resigning," he recalls.

"They immediately resigned the account, they said that they will turn over the audit work product that had been completed and paid for to the new auditors, as well as to return our books and records.

"I don't think I can be accused of political incorrectness for saying that very little that happens surprises me. Taking into consideration what was going on between Russia and Ukraine ... and the whole free world politics towards Russia ... nobody at the company was surprised.

"However, once we were ready to restart the audit, our new auditors had to do everything from scratch. So we missed our filing deadlines and the SEC did exactly what they should have done.

"Right now, for the record, NeuroMama's new auditors are meticulously rebuilding the records. Forensic accounting, they call it. It's very expensive and even more time consuming, but when it's all done those financial statements and filings will be perfect, absolutely perfect."

"Though the actual SEC suspension order is only three paragraphs, two of them boilerplate, and 204 words long, executives at NeuroMama fear that purely speculative statements included in those 204 words will be twisted out of context and presented as "proven facts" by stock touts and internet rumor mongers with a vested interest in tearing down legitimate growth company, to build up questionable outfits for considerations that often include cash, huge amounts of 'free' shares and large chunks of insider information.

As just one example, Zubkis cites the SEC's "concerns" over allegations that NeuroMama has made "false statements" that the company "has an application pending for listing in the NASDAQ stock exchange."

4

"For the record, NeuroMama, Ltd. has all the intentions to apply for NASDAQ listing upon completion of an audit, and I personally studied all NASDAQ requirements ... and ... and strongly believe that Neuromama qualifies to be listed on NASDAQ by 2 out of 3 NASDAQ standards, however the company has yet to complete and file financial statements, and only then Neuromama can  apply for a NASDAQ. Therefore, at no time ... and in any way Neuromama has fostered the impression that it has applied for NASDAQ listing ... this is complete false ... and Neuromama with help of SEC will prove it."

"OK, English is my second language, but I've been speaking it for more than 30 years and I have no trouble understanding SEC's statement," Zubkis said. "The SEC is simply saying that they are aware of rumors that NeuroMama has filed with NASDAQ and that they'd like to receive information proving or disproving those rumors. The SEC is not accusing NeuroMama of any violation, it is not in any way intimating that there is any factual basis to the claim that NeuroMama has applied to NASDAQ.

"But here is how it will appear on some of the pink sheet tabloids. 'Citing the company's secret application for a NASDAQ listing, SEC regulators last week suspended trading of NeuroMama LTD (OTC: NERO), the latest brainchild of notorious Wall Street bad boy Steven Zubkis.'

"Let's examine that … a 'concern' has, in the hands of our all-to-typical stock pimp, been morphed into a 'secret application.' A ten-day suspension warning us that the SEC is rightfully tired of waiting for us to pull our audit together has been made, thanks to lying by omission, to sound very final and deadly.

"I am not paranoid, not mega-paranoid anyway, and I am not making this up," Zubkis added. "I will bet anyone and everyone a million dollars of Monopoly money against one thin dime of real money, that articles, pure propaganda actually, saying substantially what I just said will start appearing on the online and print penny stock fish wrappers within days.

Of course, I do readily admit that one part is true … I was once a Wall Street 'bad boy'. At one time, I even had the dubious distinction of being the second most heavily fined scofflaw in SEC history (#1 was Michael Milken.)

"But that was then. I took my punishment and went out into the world determined to become a new and better man. I have never made a secret about my past. My life is an open book. Two open books, one on the NeuroMama disclosure pages and one on Google. I was also very fortunate that the prime movers behind NeuroMama, who included some lifelong friends from the world of entertainment, not finance, the world of international cirque to be precise, gave me the opportunity to rebuild my life as a consultant in the two realms I love the most, producing live entertainment and in the area of general design and marketing strategies.

"One thing I've learned about being a consultant though, is that you eventually wind up with your fingers in all the pots. At NeuroMama, the one pot I'm most proud of stirring is the disclosure statement on Investor.NeuroMama.com's home page," Zubkis said.

"I've never liked the usual weasel-worded 'safe harbor' disclosures most companies use. They're designed to stay as far away from telling it 'as it is' as they can get without inviting losing lawsuits and criminal prosecution.

"So I asked the management committee to let me write a custom one. They told me to take a shot at it and it's been NeuroMama's official disclaimer ever since. Every time I read it, I think 'OK, if this doesn't make an investor think two or even three times before investing, nothing ever will.' Though it is isn't something you'd normally put in a press release, the board said to go for it. These are the exact words, just as they have been for at least three years:

"Investing in NeuroMama, Ltd. (OTC: NERO) carries a high level of risk, and may not be suitable for all investors. The high degree of risk and reward can work against you as well as for you. Before deciding to invest in NERO you should carefully consider your investment objectives, level of experience, and risk appetite. The possibility exists that you could sustain a loss of some or all of your initial investment and therefore you should not invest money that you cannot afford to lose. You should be aware of all the risks associated with investing in fast growth companies, and seek advice from an independent financial adviser if you have any doubts."

5

"Up to this moment there has been less liquidity than any of us would like. But that's not a bad thing, … it's like a negative side effect from a prescription drug. So the drug saves your life and in the process gives you a dry mouth or a headache. A good trade-off, your life for a dry mouth. Anyone would agree with that.

"That's what's happening with NeuroMama in the market .. we're suffering from a negative side effect caused by our success. That's the only way I can put it. We went public, as virtually all small public companies do, on the Over The Counter market. And everything was fine while the stock sold for $5 or $7.50 a share.

"However, $56.00 price sticks out like a green thumb among all the other OTC stocks. Everyone thinks "why is a $50 a share stock not listed on one of the exchanges, it's a technology stock why isn't it on NASDAQ?" Because it's all  … how should I put this … it's all about perception. A good company selling over ten bucks on the OTC board is considered an anomaly, something weird.

"On NASDAQ the same company selling at 50 bucks is perceived as a great investment  … particularly if it's a technology company because technology companies …. Google, Microsoft, Facebook, Apple, all the rest …  are what changed NASDAQ from a minor league exchange to a major league exchange.

"Once the audit will be completed and Neuromama will file for an upgrade to NASDAQ ... and once Neuromama on NASDAQ ... the share price and market capitalization will not matter anymore, the same thing that concerns SEC because Neurotmama trading on the OTC market.

"I am not hiding my past from anyone. I am not violating any SEC law or any limitations imposed by SEC on me. My involvement is, and always has been fully disclosed. I had complied to all rulings, and orders of all judges. I've paid my debt to Society by spending more than 5 years in Federal and then in Immigration prisons. I've paid at least 90% of my part of the full $1,850,000.00 fine. I was deported, and although US Immigration Services couldn't find the country to deport me to ... because Soviet Union doesn't exists anymore ... and I am still the citizen of Soviet Union ... I have complied to all of my Judges orders, and volunteerly left U.S.A.

"Everything about me is fully disclosed on the bottom of every investor.neuromama.com and all other pages that are linked from investor.neuromama .com

"I've learned on my mistakes, and like any other law-abiding person, have the right to work and to provide to my family. I have a lot of very valuable experience, and are making sure that everyone will benefit from my experience. I also firm believer that HONESTY IS THE BEST POLICY ...

"I am an adviser to Neuromama, Ltd., and everything about me ... all cases of SEC against me, all orders, the jail .... everything .... everything I personally wrote on 68 pages. I disclosed that that I am Vladislav Zubkis aka. Steven Schwartzbard ... and ... and my position as the adviser to NeuroMama Board of Directors, and the copy of the agreement between myself and Neuromama, Ltd. .... everything is fully disclosed ... and has always been disclosed ... and always will be fully disclosed. Read information on this link, and you will say ... yes, he has disclosed absolutely everything ... he didn't hide anything: http://investor.neuromama.com/uploads/2/4/6/9/24695823/important-disclosure-.pdf

"Unfortunately, in financial industry after you make mistakes ... and ... and learned all the shortcuts ... you are very limited on what you can do, and how you can apply your knowledge. It kind of don't make sense ...  because you do want to use services of the cab driver, who had a lot of tickets, but knows all the shortcuts. Isn't making money ... as fast as possible ... by taking only calculated risks is less important, than cab driver getting you to where you have to get through all the shortcuts??? Concluded Vladislav Zubkis aka. Steven Schwartzbard.

6

About NeuroMama, Ltd. -- International Holding Conglomerate -- Identifying successful business models to enhance shareholder value with holdings.

One of the operating businesses of NeuroMama, Ltd. is the neuromama.com Search Engine based on Artificial Intelligence and Neural Technology.

NeuroMama's Business-To-Business model involves providing Private Label Search Engines, and Social Networks with WebRTC capabilities powered by neuromama.com to businesses, organizations and governments with marketing power and large customer base via Equity, Revenue Share and Service Agreements.

Neuromama, Ltd. internet search engine for businesses is like Google and Yahoo. Neuromama.com helps support business and governments. neuromama.com

For the Democratic Republic of the Congo: congoinfo.net

For People of China: chinaisearch.com

New Private Label Search Engine and Social Network with Communication Infrastructure for the general public: http://vica.life

Investing in NeuroMama, Ltd. (NERO) carries a high level of risk, and may not be suitable for all investors. The high degree of risk and reward can work against you as well as for you. Before deciding to invest you should carefully consider your investment objectives, level of experience, and risk appetite. The possibility exists that you could sustain a loss of some or all of your initial investment and therefore you should not invest money that you cannot afford to lose. You should be aware of all the risks associated with investing in fast growth companies, and seek advice from an independent financial adviser if you have any doubts. (Important Disclosure)

http://investor.neuromama.com/uploads/2/4/6/9/24695823/important-disclosure-.pdf

For additional Risk Disclosures:
http://yahoo.brand.edgar-online.com/displayfilinginfo.aspx?FilingID=9392078-1063-164799&type=sect&TabIndex=2&companyid=879710&ppu=%252fdefault.aspx%253fcik%253d1542918

To contact NeuroMama, Ltd:

Contact@neuromama.com

7